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Exhibit 99.2

Reconciliation of EBITDA to Net Income

We define EBITDA as earnings before depreciation and amortization, other interest expense and income tax expense. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered an indicator of operating performance or an alternative to cash flow from operating activities (as measured by GAAP) as a measure of liquidity. We include this measure to provide additional information as to our ability to meet our fixed charges, including interest on the notes, solely as a supplemental measure. EBITDA may not be comparable to similarly titled measures reported by of other entities. This method may not conform to the manner in which consolidated cash flow is calculated for purposes of the indenture governing the notes. Our presentation of EBITDA may not comply with SEC guidelines relating to Non-GAAP measures.

For the Year Ended December 31, 2002
(in thousands)
Net income	$38,085
Add:
Depreciation and amortization	19,136
Other interest expense	38,423
Income tax expense	39,215

EBITDA	$134,859

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  Exhibit 99.2
Reconciliation of EBITDA to Net Income